Exhibit 99.1

Research Solutions Announces Cooperation Agreement with Peter Derycz and Bristol Investment Fund, Ltd.

HENDERSON, Nev., Sept. 18, 2023 /PRNewswire/ -- Research Solutions, Inc. (NASDAQ: RSSS) (the “Company”), a trusted partner providing cloud-based workflow solutions to accelerate research for R&D-driven organizations, announced today that it has entered into a cooperation agreement (the “Cooperation Agreement”) with Peter Derycz, Bristol Investment Fund, Ltd., Bristol Capital Advisors, LLC and Paul Kessler (collectively, the “Investor Group”), which collectively own 5,921,930 shares of the Company’s outstanding common stock.

Under the terms of the Cooperation Agreement, Mr. Derycz’s employment will be terminated without cause, and he will resign from the Company’s board of directors (the “Board”) and all committees upon which he currently serves, and from any positions that he holds with the Company and any of its subsidiaries. To fill the vacancy resulting from Mr. Dercyz’s departure, the Company will appoint an independent director to the Board that is mutually agreed upon by the parties.

Additionally, the Investor Group has agreed to withdraw its notice of intent to nominate director candidates for election at the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”) and cease all solicitations of proxies and other activities in connection with the Annual Meeting. During the term of the Cooperation Agreement, the Investor Group has also agreed to customary standstill provisions and voting commitments. Further, the Company and the Investor Group have each agreed to a mutual general release of claims with respect to the other party.

“We are pleased to have reached this constructive agreement with the Investor Group, which we believe is in the best interests of the Company and our shareholders,” said Roy W. Olivier, Chief Executive Officer of the Company. “We look forward to putting this matter behind us and focusing on the continued execution of our strategic plan.”

“The Investor Group is appreciative of the collaborative approach taken by the Board in reaching this resolution,” said Peter Derycz. “We welcome the addition of a new independent director that takes into account shareholder input, and believe that this addition can assist the Company in its commitment to maximizing shareholder value.”

A copy of the Cooperation Agreement will be included as an exhibit to the Company’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission.

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com.

About Peter Derycz

Mr. Derycz is the Founder and Executive Chairman of Research Solutions, Inc. and previously served as the President and Chief Executive Officer. Mr. Derycz has also founded and served as the Chief Executive Officer and as a member of the board of directors of several other companies focused in the technology and end-user sectors, and which provide access to published information to thousands of end-users around the world.

About Bristol Investment Fund Ltd.

Bristol seeks deep value investment opportunities in both publicly traded and private companies, late stage pre-IPO companies (through private equity and/or bridge loans), and companies with valuation metrics demonstrating significant potential for growth. Bristol has a 20+ year track record managing the fund’s assets, employing an investment team with several decades’ worth of collective experience in investing in private equity and structured financing transactions in public companies. Bristol evaluates the enterprise, financial condition, strength of management, strategy, governance, shareholder constituency, and potential catalysts for growth in identifying those companies best suited for investment allocation.

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain “forward-looking statements” regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” "plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding future personnel decisions, and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

SOURCE Research Solutions, Inc.

For further information: Steven Hooser or John Beisler, Three Part Advisors, (214) 872-2710, shooser@threepa.com; jbeisler@threepa.com